UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2015

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UCP, Inc.

(Exact Name of Registrant as Specified in Charter)
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Delaware	001-36001	90-0978085
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	99 Almaden Boulevard Suite 400 San Jose, California	95113
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 207-9499

(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b).  On July 17, 2015, Timothy A. Baker resigned as the Chief Accounting Officer of UCP, Inc. (the “Company”), effective as of such date.  In such capacity, Mr. Baker served as the Company’s principal accounting officer.  Mr. Baker indicated that he did not have any disagreement with the Company’s management or its external auditor, and that he resigned in order to pursue other interests.

5.02(c).  Effective July 17, 2015, William J. La Herran, age 50, the Company’s Chief Financial Officer and Treasurer, was reappointed as the Company’s principal accounting officer as part of his duties as the Company’s Chief Financial Officer.  Mr. La Herran has served as the Chief Financial Officer of the Company and its predecessor since 2005 and previously served as the Company’s principal accounting officer.  Mr. La Herran’s Employment Agreement with the Company, dated July 23, 2013, was not amended in connection with his reappointment as the Company’s principal accounting officer.  A form of Mr. La Herran’s Employment Agreement is filed as an exhibit to Amendment No. 1 to the Company’s registration statement on Form S-1 (File No. 333-187735), filed with the Securities and Exchange Commission on May 21, 2013.

There are no family relationships existing between Mr. La Herran and any executive officer or director of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. La Herran or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 20, 2015	UCP, INC.

	By:	/s/ William J. La Herran
William J. La Herran
Chief Financial Officer and Treasurer